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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of ALLAN L. SCHUMAN and KENNETH A. IVERSON, signing singly, to be my attorney-in-fact, with full power and authority to sign his name to an amendment to the Corporation's Registration Statement on Form S-3 (Registration No. 333-14771) to de-register the remaining $50,000,000 of the Corporation's debt securities registered on the aforementioned registration statement that have not been sold, provided that the amendment, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 26th day of February, 2002.

/s/ LES S. BILLER Les S. Biller
/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ ULRICH LEHNER Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 27th day of February, 2002.

/s/ WILLIAM L. JEWS William L. Jews
/s/ JAMES J. HOWARD James J. Howard

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 11th day of March, 2002.

/s/ STEFAN HAMELMANN Stefan Hamelmann

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POWER OF ATTORNEY